EXHIBIT 24-A


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned in her capacity as an officer of said Company, does hereby appoint Jeffrey P. Trout, Esq. her true and lawful attorney to execute in her name, place and stead, in his capacity as Senior Attorney of said Company, this Registration Statement and any and all amendments and post-effective amendments thereto and all instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have power to act hereunder, and shall have full power of substitution and resubstitution. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever requisite or necessary, in any and all capacities, as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves of the act of said attorney.

                                                                   EXHIBIT  24-B

                        GREEN MOUNTAIN POWER CORPORATION
                              TRANSCRIPT OF RECORDS
                           BOARD OF DIRECTORS MEETING
                                DECEMBER 6, 1999

          The members discussed the need to add additional shares of the Corporation's authorized and unissued common stock to the Dividend Reinvestment and Stock Purchase Plan. Following discussion, upon motion duly made and seconded, it was unanimously

RESOLVED that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute and file registration statement S-3, with the Securities and Exchange Commission for the sale of not more than 300,000 additional shares of the Corporation's authorized and unissued common stock par value of $3.33 1/3 per share, under the Dividend Reinvestment and Stock Purchase Plan; and that the president or any vice-president of this Corporation be, and each of them hereby is, authorized and empowered to execute (each with the power to act with the others, acting as attorney- or attorneys-in-fact for this Corporation) and file with said Securities and Exchange Commission in the name and on behalf of this Corporation said registration statements and any and all amendments thereto including post-effective amendments which the president or any vice-president shall deem necessary or advisable, such approval to be evidenced conclusively by such execution and filing; and that, upon the execution thereof, by the officers of this Corporation, whose signatures thereto are required by law and by majority of the directors of this Corporation, in person or by duly authorized attorney or attorneys, the proper officers of this Corporation be, and they hereby are, authorized to cause such registration statements and amendment or amendments, including post-effective amendments, together with accompanying exhibits and any supplemental information relating to this Corporation, to be filed with the Commission and to execute and file all such instruments, make all such payments and do all such other acts and things that, in their opinion, or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filings or as may be required under the Securities Act of 1933 and the rules, regulations and requirements of the Securities and Exchange Commission thereunder;

RESOLVED that Jeffrey P. Trout, Esq., be, designated, constituted and appointed as agent of this Corporation authorized to receive on behalf of this Corporation service of all notices, orders, communications and other documents which may be issued by the Securities and Exchange Commission in connection with the aforesaid registration statements, and that there be, and hereby are, conferred upon said Jeffrey P. Trout Esq. all of the powers which, under any rules and regulations of said Commission, may be conferred upon persons so designated;

RESOLVED that the action to be taken by the officers of this Corporation to execute and file with the New York Stock Exchange on behalf of this Corporation supplemental listing applications in respect of such 300,000 additional shares of the common stock of this Corporation, and any other or supplemental documents for the purpose of effecting the listing of said additional shares of common stock on said Exchange be, and hereby is, authorized; and that the chairman of the board, the president or any vice-president of this Corporation be, and hereby are, authorized, empowered and directed, acting for and in the name and on behalf of this Corporation, to make any and all changes in such listing applications and supplemental documents, to make such payments, to execute and file such other documents, and to take such other and further steps, as may be necessary or desirable in order to effect the listing of such additional shares of the common stock of this Corporation on said Exchange and to appear before said Exchange on behalf of this Corporation, if so requested;

RESOLVED that, subject to the effectiveness of the aforesaid registration statements on Form S-3, there shall be reserved up to 300,000 shares of the authorized and unissued shares of the common stock of this Corporation. From such shares so reserved, there shall be issued and sold, from time to time, and upon payment to this Corporation of the purchase price thereof, as fixed by the terms of said Dividend Reinvestment and Stock Purchase Plan, up to 300,000 additional shares of this Corporation's authorized and unissued common stock, and upon receipt of said purchase price, said shares shall be validly issued, fully paid and non-assessable shares of the common stock of this Corporation;

RESOLVED that the officers of this Corporation are hereby authorized to execute and file with the Vermont Public Service Board under 30 V.S.A. 108 an application for approval to issue and sell up to 300,000 additional shares of common stock of this Corporation;

RESOLVED that the authority of ChaseMellon Shareholder Services, as transfer agent and registrar for the common stock of this Corporation and as agent for the participating shareholders under said Dividend Reinvestment and Stock Purchase Plan, heretofore granted by resolutions previously adopted by the board, be and hereby is extended to be up to 300,000 additional shares of common stock of this Corporation issuable under the Dividend Reinvestment and Stock Purchase Plan;

RESOLVED that upon written instructions of the chairman of the board or the president or any vice-president or the secretary of this Corporation, ChaseMellon Shareholder Services, transfer agent and registrar for the common stock of this Corporation upon the authority granted by votes heretofore adopted by this board of directors be and hereby is authorized, empowered and directed to countersign for original issue, to register and to deliver certificates representing up to 300,000 shares of common stock of this Corporation in such names and for such number of shares as may be specified in such written instructions;

RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized to take all such action, make all such payments and execute, acknowledge, verify, deliver, file and/or publish in the name and on behalf of the Corporation and if required, under its corporate seal, attested by its secretary, any and all such applications, documents, reports, statements, issuer's covenants, votes, resolutions, consents to service of process, powers of attorney, appointments, designations, waivers of hearing and such other papers and instruments as may be required or deemed necessary or desirable in order to register, qualify or exempt, or to have registered, qualified or exempted, or to permit the sale by underwriters, brokers or dealers of up to 300,000 additional shares of common stock of the Corporation, or to register the Corporation as a dealer or broker or to exempt the Corporation from such registration, under the so-called Blue Sky Laws of the various states in which it may be necessary or advisable to have such securities registered, qualified or exempted for sale or the Corporation registered as a broker or dealer or exempted from such registration, and to take any and all such other or further action as such officers or any of them may deem necessary or appropriate in connection with any of the foregoing or in order to maintain such registration, qualification or exemption of the said 300,000 additional shares of common stock for as long as such officers or any of them deem it to be in the best interest of the Corporation;

RESOLVED that the proper officers of this Corporation be, and they hereby are, authorized to take any and all necessary or advisable action with respect to the foregoing resolutions, including the execution and filing of any amendment or amendments, including post-effective amendments, to the registration statements, and all other action necessary or advisable before the Securities and Exchange Commission; and

RESOLVED that the chairman of the board, the president or any vice-president or any other proper officer of this Corporation be, and each of them hereby is, authorized and empowered, acting for, in the name on behalf of this Corporation, to make, execute, acknowledge, verify, issue and deliver all such applications, agreements, documents, instruments and certifications with the corporate seal of the Corporation affixed thereto and attested by the secretary or assistant secretary of the Corporation or unattested or without such seal and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances as may in each case, be, in the opinion of the officer taking such action (such opinion to be conclusively evidenced by the taking of such action by such officer), necessary or desirable in order to carry out the fullest intent and purposes of the foregoing resolutions.

     I, the undersigned, hereby certify that I am corporate secretary of Green Mountain Power Corporation, a Vermont corporation; and that the foregoing is a true copy of certain resolutions duly adopted by the Board of Directors of said corporation.

     I further certify that said vote has not been amended or revoked and that the same is now in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand and have affixed the corporate seal of said corporation on this 6th day of June 2000.

[SEAL]                    /s/ Nancy  Rowden  Brock
                          ------------------------
                              Nancy  Rowden  Brock
                              Corporate  Secretary
                              Green  Mountain  Power  Corporation


                    Very  truly  yours,

                         _____________          Jeffrey  P.  Trout
                         Senior  Attorney
                         Green  Mountain  Power  Corporation
Very  truly  yours,

                                                                   EXHIBIT  24-D

                        GREEN MOUNTAIN POWER CORPORATION
                              TRANSCRIPT OF RECORDS
                            RETIREMENT BOARD MEETING
                                NOVEMBER 30, 1999

          During the November 30, 1999 meeting of the retirement board, members discussed the need to add 300,000 additional shares for the Corporation's Dividend Reinvestment and Stock Purchase Plan. Following discussion, upon motion duly made and seconded, it was unanimously

RESOLVED that the Board authorizes the appointment of the president and /or any vice president, of the Corporation to act as true and lawful attorney-in-fact for the execution of all documents and acts as required to secure the issuance of 300,000 additional shares of common stock pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan.

     I further certify that said vote has not been amended or revoked and that the same is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and have affixed the corporate seal of said corporation on this 6th day of June 2000.



                    /s/  Nancy  Rowden  Brock
                    -------------------------
                         Nancy  Rowden  Brock
                         Retirement  Board  Chair
                         Green  Mountain  Power  Corporation

                         ____________________________
                         Jeffrey  P.  Trout
                         Senior  Attorney
                         Green  Mountain  Power  Corporation

                         ____________________________
                         Jeffrey  P.  Trout
                         Senior  Attorney
                         Very  truly  yours,
                         Very  truly  yours,



                         ____________________________
                         Jeffrey  P.  Trout